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                                                               EXHIBIT 99.(h)(6)


                      SUPPLEMENT TO AMENDED AND RESTATED
                           ADMINISTRATION AGREEMENT

               PIMCO Funds: Pacific Investment Management Series
                           840 Newport Center Drive
                        Newport Beach, California 92660

                              _____________, 1999

Pacific Investment Management Company
840 Newport Center Drive
Newport Beach, California 92660

RE:  Short-Term Portfolio
     Short-Term Portfolio II
     U.S. Government Sector Portfolio
     U.S. Government Sector Portfolio II
     Real Return Bond Portfolio
     Mortgage Portfolio
     Mortgage Portfolio II
     Investment Grade Corporate Portfolio
     High Yield Portfolio
     International Portfolio
     Emerging Markets Portfolio

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company (the "Administrator") as follows:

1. This Trust is an open-end investment company organized as a Massachusetts business trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The PIMCO Short-Term, Short-Term II, U.S. Government Sector, U.S. Government Sector II, Mortgage, Mortgage II, Investment Grade Corporate, High Yield, International, Emerging Markets, and Real Return Bond Portfolios (the "Portfolios") are separate investment portfolios of the Trust.

     2. The Trust and the Administrator have entered into an Amended and Restated Administration Agreement ("Agreement") dated February 24, 1998, pursuant to which the Trust has employed the Administrator to provide management and administrative services to the Trust as set forth in that Agreement.

     3. As provided in paragraph 1 of the Agreement, the Trust hereby adopts the Agreement with respect to the Portfolios and the Administrator hereby acknowledges that the Agreement shall pertain to the Portfolios, the terms and conditions of such Agreement being hereby incorporated herein by reference.
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     4.   As provided in paragraph 5 of the Agreement and subject to further conditions as set forth therein, the Trust shall with respect to each Portfolio, except the International and Emerging Markets Portfolios, pay the Administrator a monthly fee calculated as a percentage (on an annual basis) of the value of net assets of the Portfolio during the preceding month, as determined on the last business day of the preceding month, at a rate of 0.03%. With respect to the International and Emerging Markets Portfolios, the Trust shall pay the Administrator a monthly fee calculated as a percentage (on an annual basis) of the value of net assets of the Portfolio during the preceding month, as determined on the last business day of the preceding month, at a rate of 0.10%.

     5. This Supplement and the Agreement shall become effective with respect to each Portfolio on ______________, 1999 and shall continue in effect with respect to each Portfolio for a period of more than two years from that date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. The Agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of the entire Board of Trustees of the Trust or by a majority of the outstanding voting securities of the Trust or, with respect to a Portfolio by a vote of a majority of the outstanding shares of the Portfolio, on 60 days' written notice to the Administrator or, at or after the one-year period commencing the date of its effectiveness, by the Administrator on 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     If the foregoing correctly sets forth the agreement between the Trust and the Administrator, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                    Very truly yours,

                                    PIMCO FUNDS: PACIFIC INVESTMENT MANAGEMENT
                                    SERIES

                                    By:
                                         ___________________________
                                         Title:

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY

By:
     _________________________________
     Title: